Exhibit 10.1

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of December 1, 2014 among CATALENT PHARMA SOLUTIONS, INC., a Delaware corporation (the “Borrower”), PTS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swing Line Lender and the Lenders party hereto.

PRELIMINARY STATEMENTS:
(1)The Borrower, Holdings, MSSF, as Administrative Agent, Collateral Agent and Swing Line Lender, MSSF and JPMorgan Chase Bank, N.A., as L/C Issuers, the other lenders party thereto and the other agents party thereto have entered into an Amended and Restated Credit Agreement dated as of May 20, 2014 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)Section 2.14 of the Credit Agreement provides that the Borrower may at any time or from time to time after the Closing Date request Incremental Term Loans upon the terms thereof.

(3)This Amendment shall constitute an Incremental Amendment as set forth in Section 2.14 of the Credit Agreement.

(4)The Borrower has requested that the Term Lenders providing 2014 Incremental Term Loans (as defined below) (such Term Lenders being the “2014 Incremental Term Lenders”) provide to the Borrower additional 2014 Incremental Term Loans pursuant to Section 2.14 of the Credit Agreement on the Amendment No. 1 Effective Date (as defined below), in an aggregate principal amount of up to (i) $100,000,000 of Dollar Term Loans (the “2014 Incremental Dollar Term Loans”; and the commitments with respect thereto, the “2014 Incremental Dollar Term Commitments” ) and (ii) the equivalent in Euros of $90,000,000 of Euro Term Loans (the “2014 Incremental Euro Term Loans”; and the commitments with respect thereto, the “2014 Incremental Euro Term Commitments”). The 2014 Incremental Dollar Term Loans and the 2014 Incremental Euro Term Loans are collectively referred to herein as the “2014 Incremental Term Loans” and the 2014 Incremental Dollar Term Commitments and the 2014 Incremental Euro Term Commitments are collectively referred to herein as the “2014 Incremental Term Commitments”. The 2014 Incremental Dollar Term Loans and the 2014 Incremental Euro Term Loans shall have substantially identical terms with, and having the same rights and obligations under the Credit Agreement as, the Dollar Term Loans and Euro Term Loans, respectively, outstanding immediately prior to the Amendment No. 1 Effective Date (as defined below), except as otherwise provided herein. The sum of the aggregate principal amount of the 2014 Incremental Dollar Term Loans plus the Dollar equivalent of the 2014 Incremental Euro Term Loans shall not exceed $190,000,000.

(5)The proceeds of the 2014 Incremental Term Loans will be used to repay certain outstanding Revolving Credit Loans under the Credit Agreement, repay outstanding Unsecured Term Loans under the Unsecured Term Loan Agreement and to pay related fees and expenses in connection therewith and for other general corporate purposes.

(6)Each of Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Lending Partners LLC, Jefferies Finance LLC and Deutsch Bank Securities Inc. has agreed to act as a joint lead arranger (the “Arrangers”) for the 2014 Incremental Term Loans. The 2014 Incremental Term Lenders have agreed to enter into this Amendment to provide the 2014 Incremental Term Loans upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Incremental Term Loans. Pursuant to Section 2.14 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 3 hereof, on and as of the Amendment No. 1 Effective Date (as defined below):

(a)    Each 2014 Incremental Term Lender that is an existing Term Lender under the Credit Agreement (an “Increasing Term Lender”) hereby agrees that upon, and subject to, the occurrence of the Amendment No. 1 Effective Date, such 2014 Incremental Term Lender’s Term Commitment shall be increased, as contemplated by Section 2.14 of the Credit Agreement, by the amount set forth opposite such 2014 Incremental Term Lender’s name under the heading “Incremental Dollar Term Commitment” and/or “Incremental Euro Term Commitment” on Schedule 1 to this Amendment. From and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to any Increasing Term Lender’s Term Commitment shall mean its Term Commitment, as increased pursuant to this Amendment, and as set forth opposite its name on Schedule 1 to this Amendment under the heading “Total Term Commitment” on Schedule 1 to this Amendment.
(b)    Each 2014 Incremental Term Lender that is not, prior to the effectiveness of this Amendment, an existing Term Lender under the Credit Agreement (each, an “Additional Term Lender”), hereby agrees that upon, and subject to, the occurrence of the Amendment No. 1 Effective Date, such 2014 Incremental Term Lender shall be deemed to be, and shall become, a “Lender”, a “Term Lender”, a “Dollar Term Lender” and/or a “Euro Term Lender” for all purposes of, and subject to all the obligations of a “Lender”, a “Term Lender”, a “Dollar Term Lender” and/or a “Euro Term Lender”, respectively, under, the Credit Agreement and the other Loan Documents, and shall have a Term Commitment that is equal to the amount set forth opposite such 2014 Incremental Term Lender’s name under the heading “Incremental Dollar Term Commitment” and/or “Incremental Euro Term Commitment” on Schedule 1 to this Amendment. The Loan Parties and the Administrative Agent hereby agree that from and after the Amendment No. 1 Effective Date, each Additional Term Lender shall be deemed to be, and shall become, a “Lender”, a “Term Lender”, a “Dollar Term Lender” and/or a “Euro Term Lender”, as applicable, for all purposes of, and with all the rights and remedies of a “Lender”, a “Term Lender”, a “Dollar Term Lender” and/or a “Euro Term Lender”, as applicable, under, the Credit Agreement and the other Loan Documents. From and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to any Additional Term Lender’s Term Commitment shall mean its Term Commitment as committed pursuant to this Amendment, and as set forth opposite its name on Schedule 1 to this Amendment under the heading “Total Term Commitment” on Schedule 1 to this Amendment.
(c)    Each Additional Term Lender and each Increasing Term Lender hereby agrees to make 2014 Incremental Term Loans to the Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its respective 2014 Incremental Term Commitment (as determined by giving effect to this Amendment).
SECTION 2.Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

“2014 Incremental Dollar Term Loans” means the Incremental Term Loans designated as Dollar Term Loans made by certain Dollar Term Lenders pursuant to Amendment No. 1.
“2014 Incremental Euro Term Loans” means the Incremental Term Loans designated as Euro Term Loans made by certain Euro Term Lenders pursuant to Amendment No. 1.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of December 1, 2014, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.
“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1. For the avoidance of doubt, the Amendment No. 1 Effective Date constitutes an Incremental Facility Closing Date hereunder.
(b)Section 1.01 of the Credit Agreement is further amended by deleting the last sentence of the definition of “Dollar Term Commitment” and replacing it with: “The aggregate amount of the Dollar Term Commitments on the Amendment No. 1 Effective Date is $1,496,500,000.”

(c)Section 1.01 of the Credit Agreement is further amended by deleting the last sentence of the definition of “Euro Term Commitment” and replacing it with: “The aggregate amount of the Euro Term Commitments on the Amendment No. 1 Effective Date is €322,125,000.”

(d)Section 2.07(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    (i) Dollar Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Dollar Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2014, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term Loans outstanding on the Restatement Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Dollar Term Loans, the aggregate principal amount of all Dollar Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Dollar Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of December 2014, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2014 Incremental Dollar Term Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the 2014 Incremental Dollar Term Loans, the aggregate principal amount of all 2014 Incremental Dollar Term Loans outstanding on such date.”
(e)Section 2.07(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)    Euro Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Euro Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2014, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Euro Term Loans outstanding on the Restatement Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Euro Term Loans, the aggregate principal amount of all Euro Term Loans outstanding on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Euro Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of December 2014, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all 2014 Incremental Euro Term Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the 2014 Incremental Euro Term Loans, the aggregate principal amount of all 2014 Incremental Euro Term Loans outstanding on such date.”
(f)Pursuant to Section 2.14 of the Credit Agreement, upon the funding of the 2014 Incremental Dollar Term Loans on the Amendment No. 1 Effective Date, the 2014 Incremental Dollar Term Loans shall automatically and without further action by any Person constitute Dollar Term Loans (and shall have the same terms as the initial Dollar Term Loans) for all purposes of the Credit Agreement and the other Loan Documents. Pursuant to Section 2.14 of the Credit Agreement, upon the funding of the 2014 Incremental Euro Term Loans on the Amendment No. 1 Effective Date, the 2014 Incremental Euro Term Loans shall automatically and without further action by any Person constitute Euro Term Loans (and shall have the same terms as the initial Euro Term Loans) for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3.Conditions of Effectiveness to Amendment No. 1. Sections 1 and 2 of this Amendment shall become effective on the date when, and only when, the following conditions shall have been satisfied or waived (such date, the “Amendment No. 1 Effective Date”):

(a)The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) Holdings, (ii) the Borrower and (iii) the 2014 Incremental Term Lenders or, as to any of the foregoing parties, written evidence reasonably satisfactory to the Administrative Agent that such party has executed this Amendment.

(b)The Administrative Agent shall have received (i) a certificate of the Borrower dated as of the Amendment No. 1 Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that, (1) the representations and warranties of the Borrower contained in Article V of the Credit Agreement and in any other Loan Document are true and correct in all material respects on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (2) no Default has occurred and is continuing, or would result from the occurrence of the Amendment No. 1 Effective Date or from the application of the proceeds therefrom.

(c)The Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors or other governing body, as applicable, of each Person that is a Loan Party (or duly authorized committee thereof) authorizing this Amendment and the matters contemplated hereby and thereby respectively.

(d)The Administrative Agent shall have received a favorable opinion of Simpson Thacher & Bartlett LLP, New York counsel to Holdings, the Borrower and certain of the other Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.

(e)Each 2014 Incremental Term Lender shall have received, if requested at least two Business Days in advance of the Amendment No. 1 Effective Date, a Dollar Term Note or Euro Term Note, as applicable, in connection with the 2014 Incremental Term Loans, payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit C-1 or Exhibit C-2, as applicable, to the Credit Agreement.

(f)The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Amendment No. 1 Effective Date, shall be paying) to the Administrative Agent for the account of each 2014 Incremental Term Lender, upfront fees equal to (i) 99.5% of the principal amount of such 2014 Incremental Term Lender’s 2014 Incremental Dollar Term Commitment and (ii) 99.75% of the principal amount of such 2014 Incremental Term Lender’s 2014 Incremental Euro Term Commitment, as applicable, on the Amendment No. 1 Effective Date.

(g)The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Amendment No. 1 Effective Date, shall be paying) all fees set forth in the fee letter previously executed by the Borrower in favor of the Arrangers and all reasonable out-of-pocket and documented expenses (including the fees and expenses of Shearman & Sterling LLP) incurred by the Arrangers and the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment required to be paid in connection with this Amendment.

SECTION 4.New Lenders. With respect to any 2014 Incremental Term Lender that is not an existing Lender under the Credit Agreement before giving effect to this Amendment, (a) each such Lender hereby represents and warrants and agrees as to all matters set forth in Section 1.2 of the Standard Terms and Conditions for Assignment and Acceptance contained in Exhibit E to the Credit Agreement as if it were an Assignee thereunder entering into an Assignment and Acceptance, mutatis mutandis, (b) on and after the Amendment No. 1 Effective Date, each such Lender shall be a party to the Credit Agreement and, to the extent provided in this Amendment, shall have the rights and obligations of a Lender thereunder and (c) all notices and other communications provided for hereunder or under the Loan Documents to each such Lender shall be to its address as set forth in the administrative questionnaire it has furnished to the Administrative Agent.

SECTION 5.Representations and Warranties. Each Loan Party represents and warrants to the Agents and the Lenders that:

(a)Each Loan Party and each of its Subsidiaries (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.

(b)The execution and delivery of this Amendment by each Loan Party that is a party hereto and the performance under this Amendment and the Loan Documents to which each Loan Party is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c)No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d)This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 6.Reference to and Effect on the Credit Agreement and the Other Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(a)The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(c)Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.

SECTION 7.Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 8.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATALENT PHARMA SOLUTIONS, INC.

By:    s/ Matthew Walsh
Name: Matthew Walsh

Title:	Executive Vice President and Chief Financial Officer

PTS INTERMEDIATE HOLDINGS LLC

By:    /s/ Matthew Walsh
Name: Matthew Walsh

Title:	Executive Vice President and Chief Financial Officer

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:    /s/ Pramod Raju
Name: Pramod Raju
Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By:    /s/ Pramod Raju
Name: Pramod Raju
Title: Authorized Signatory

SCHEDULE 1

[On file with Administrative Agent]